       As filed with the Securities and Exchange Commission on September 7, 2001
                                            Registration Statement No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               BUSINESS BANCORP
             (Exact Name of Registrant as Specified in it Charter)

              California                               33-0884369
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

                          140 South Arrowhead Avenue
                       San Bernardino, California 92408
                                (909) 888-2265
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                      1994 STOCK OPTION PLAN, AS AMENDED
                           (Full Title of the Plan)

                                 Alan J. Lane
                     President and Chief Executive Officer
                               Business Bancorp
                          140 South Arrowhead Avenue
                       San Bernardino, California 92408
                                (909) 888-2265
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                  Copies to:
                            Madge S. Beletsky, Esq.
                           Fried, Bird & Crumpacker
                           1900 Avenue of the Stars
                              Twenty-Fifth Floor
                         Los Angeles, California 90067
                                (310) 282-8911
                             (310) 282-8903 (fax)

================================================================================

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                 Proposed
                                        Proposed                 Maximum                   Maximum
    Title of Securities               Amount to be            Offering Price              Aggregate               Amount of
      to be Registered               Registered (1)            Per Share(2)            Offering Price          Registration Fee
---------------------------       -------------------       -----------------       -------------------      --------------------
Common  Stock                           547,560                   $13.90                 $7,611,084                 $1,902.77
====================================================================================================================================

(1) Based solely on the number of shares of common stock, without par value per share, of Business Bancorp (the "Registrant") reserved for issuance upon exercise of options granted or to be granted pursuant to the 1994 Stock Option Plan, as amended April 16, 1997 (the "Plan") assumed by the Registrant pursuant to the restructuring of Business Bank of California into a holding company structure. In addition to such shares, this Registration Statement covers an undetermined number of shares of common stock of the Registrant that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), pursuant to which a total of 547,560 shares of the Registrant's common stock that may be acquired upon exercise of options granted or to be granted are deemed to be offered at $13.90 per share, the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq Stock Market on September 4, 2001.


                               EXPLANATORY NOTE

          This Registration Statement on Form S-8 relates to 547,560 shares of the Registrant's common stock without par value ("Common Stock"). All of the shares of Common Stock are issuable pursuant to options issued or to be issued under the Plan. The Plan was assumed by the Registrant pursuant to Plan of Reorganization and Agreement of Merger dated as of October 7, 1999 by and among Business Bank of California, the Registrant and BBOC Merger Corporation, which assumption of the Plan became effective upon the consummation of the reorganization in January 2000.

          Part I -- Information Required in Section 10(a) Prospectus

Item 1.  Plan Information.

     Not required to be filed with the Securities and Exchange Commission.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Securities and Exchange Commission.

     Note: The documents containing the information specified in Part I of this Form S-8 Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         Part II-- Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-31593) are incorporated by reference in this registration statement:

          (1)   the description of the Registrant's Common Stock contained in
Item 8 of the Registrant's Registration Statement filed under Section 12 of the Exchange Act on Form 10-SB, including all amendments or reports filed for the purpose of updating such description.

          (2) the Annual Report of the Registrant on Form 10-KSB for the fiscal year ended December 31, 2000.

          (3) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal quarter ended June 30, 2001 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated be reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          The Registrant will provide without charge to each person to whom a Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Alan J. Lane, President and Chief Executive Officer, Business Bancorp, 140 South Arrowhead Avenue, San Bernardino, California 92408. Telephone requests may be directed to
(909) 888-2265.

Item 4.  Description of Securities.
         -------------------------

          Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

          Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

          Item 4. "Indemnification of Directors and Officers" of Part II of the Registration Statement on Form 10-SB as filed with the Securities and Exchange Commission on June 26, 2000, including all amendments or reports filed for the purpose of updating such information, is hereby incorporated by reference in this registration statement.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

Not applicable.

Item 8.  Exhibits.
         --------

Exhibit
Number     Description of Document
-------    -----------------------

4.1 Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Bank's Registration Statement on Form 10-SB filed on June 26, 2000 (the "Registration Statement"), and incorporated herein by reference).

4.2 By-laws of the Registrant (filed as Exhibit 3.2 to the Registration Statement and incorporated herein by reference).

4.3 1994 Stock Option Plan, as Amended (filed as Exhibit 10.6 to the Registration Statement and incorporated herein by reference).

5         Opinion of Fried, Bird & Crumpacker

24.1      Consent of Fried, Bird & Crumpacker (included in Exhibit 5)

24.2      Consent of Vavrinek, Trine, Day & Co., LLP

Item 9.  Undertakings.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) the undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection which the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of San Bernardino, State of California, on September 6, 2001.

                              BUSINESS BANCORP


                              By:/s/ Alan J. Lane
                                 --------------------------------------------
                                    Alan J. Lane
                                    President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

            Signature                         Title                        Date
            ---------                         -----                        ----
/s/ Alan J. Lane                      Director and President and      September  6, 2001
--------------------------------
Alan J. Lane                          Chief Executive Officer
                                    (Principal Executive Officer)

/s/ Ruth Adell                     Exec. Vice President and Cashier   September 6, 2001
--------------------------------
Ruth Adell                          (Principal Financial Officer)

/s/ Robert L. Nottingham                       Director               September 6, 2001
--------------------------------
Robert L. Nottingham

/s/ John L. Riddell                            Director               September 6, 2001
--------------------------------
John L. Riddell

/s/ Arnold H. Stubblefield                     Director               September 6, 2001
--------------------------------
Arnold H. Stubblefield

                                               Director               September __, 2001
--------------------------------
John L. Stubblefield

/s/ D. William Bader                           Director               September 6, 2001
--------------------------------
D. William Bader

                                               Director               September __, 2001
--------------------------------
William Cozzo

/s/ John E. Duckworth                   Chairman of the Board,        September 6, 2001
--------------------------------
John E. Duckworth                              Director

________________________                       Director               September __, 2001
Neal T. Baker

                               INDEX TO EXHIBITS

Exhibit Number                                             Sequentially Numbered
--------------                                             ---------------------
                                                                            Page
                                                                            ----

5      Opinion of Fried, Bird & Crumpacker                                    9

24.1   Consent of Fried, Bird & Crumpacker (included in Exhibit 5)

24.2   Consent of Vavrinek, Trine, Day & Co.                                 10